Exhibit 10.90
March 10, 2003

Mr. James J. Bigl
President
NMHC Systems, Inc.
26 Harbor Park Drive
Port Washington, NY 11050

Re: In the Matter of the First Addendum to the Lease of Premises between B/A Airport Park Solutions, LLC and National Medical Health Card Systems, Inc. located at 23 British American Boulevard, Airport Park, Latham, NY 12110

Dear Mr. Bigl:

     The Lease to Premises between B/A Airport Park Solutions, LLC and National Medical Health Card Systems, Inc. dated the First day of November 2002, is hereby amended, supplemented and modified as follows, to wit:

          1. The square footage of the Premises will be increased by 2,618 rsf ("Additional Space"). Therefore, the total square footage occupied by Tenant on the second and first floor of the building will be 22,018 rsf as shown on Exhibit "A".

          2. The term of the Lease for the "Additional Space" will commence February 1, 2003 and will be coterminous with the existing Lease.

          3. Commencing on February 1, 2003, the Tenant's monthly rent will be adjusted to $31,944. Tenant will be responsible for payment of its utilities (electricity and gas).

          4. The pro-rata share as stated in Paragraph 2 "Base Year" will be increased to 59.5%.

          5. The Landlord, at the Tenants direction, will expend $8.00 for the purposes of building out and improving the space.

          6. Except as set forth herein, all other terms and provisions of the Lease remain unchanged and are hereby affirmed.

     Kindly execute the extra copies of this letter thereby indicating your agreement thereto.

                                     B/A Airport Park Solutions, LLC.

                                     By:________________________________
                                        British American Development Corp.
                                        Its Managing Member
                                        Charles W. Poe, Jr.
                                        Executive Vice President


Accepted and agreed to:

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



Mr. James Bigl
President